Exhibit 10.1

THERAGENICS CORPORATION
INCENTIVE STOCK OPTION AWARD

THIS AWARD is made as of the Grant Date, by THERAGENICS CORPORATION (the “Company”) to NAME (the “Optionee”), subject to acceptance by the Optionee.

Upon and subject to the Terms and Conditions attached hereto and incorporated herein by reference, the Company hereby awards as of the Grant Date to Optionee an incentive stock option (the “Option”), as described below, to purchase the Option Shares.

A.	Grant Date: February 19, 2008.

B.	Type of Option: Incentive Stock Option.

C.	Plan (under which Option is granted): Theragenics Corporation 2006 Stock Incentive Plan.

D.	Option Shares: All or any part of NUMBER shares of the Company’s $.01 par value common stock (the “Common Stock”).

E.	Exercise Price: $3.79 per share, which is 100% of the fair market value of the Common Stock on the Grant Date or 110% of the fair market value if Optionee is an Over 10% Owner.

F.	Option Period: Subject to the attached terms and conditions, the Option may be exercised during the Option Period which commences on the Grant Date and ends no later than at the close of business on the tenth (10th) anniversary of the Grant Date or fifth (5th) anniversary of the Grant Date if Optionee is an Over 10% Owner, provided that the Option may be exercised as to no more than the vested Option Shares, determined pursuant to the Vesting Schedule. Note that other restrictions to exercising the Option, as described in the attached Terms and Conditions, may apply.

G.	Vesting Schedule: The Option shall become vested in accordance with the following vesting schedule:

Years of Service	Number of Option	Percentage of Option
After Grant Date	Shares Vested	Shares Vested

1	X shares	25%
2	X shares	50%
3	X shares	75%
4	X shares	100%

The Optionee shall receive a year of service as of each anniversary of the Grant Date; provided that, the Optionee has not had a Termination of Employment before such anniversary.

Any portion of the Option Shares that have not become vested in accordance with the foregoing schedule shall become vested on the first to occur of the following: (1) the date of the Optionee’s Termination of Employment due to death or Disability; (2) the date of the Optionee’s retirement (i.e., voluntary resignation) upon or after age 65; or (3) the date of a Change in Control.  Notwithstanding the foregoing, any Option Shares that have not become vested as of the date of the Optionee’s Termination of Employment shall be forfeited.

IN WITNESS WHEREOF, the Company has executed and sealed this Award as of the Grant Date set forth above.

THERAGENICS CORPORATION

By:

Title:

Accepted:

NAME

2

TERMS AND CONDITIONS
TO THE
THERAGENICS CORPORATION 1995 STOCK INCENTIVE PLAN
INCENTIVE STOCK OPTION AWARD

1.           Exercise of Option.  Subject to the provisions provided herein or in the Award made pursuant to the Theragenics 2006 Stock Incentive Plan:

              (a)           The Option may be exercised with respect to all or any portion of the vested Option Shares at any time during the Option Period by the delivery to the Company, at its principal place of business, of (i) a written notice of exercise in substantially the form attached hereto as Exhibit 1, which shall be actually delivered to and reviewed by the Company prior to the date upon which Optionee desires to exercise of all or any portion of the Option and (ii) payment to the Company of the Exercise Price multiplied by the number of shares being purchased (the “Purchase Price”) in the manner provided in Subsection (b).  Upon acceptance of such notice and receipt of payment in full of the Purchase Price and withholding liability, the Company shall cause to be issued a certificate representing the Option Shares purchased.

                              (b)           The Purchase Price shall be paid in full upon the exercise of an Option and no Option Shares shall be issued or delivered until full payment therefor has been made.  Payment of the Purchase Price for all Option Shares purchased pursuant to the exercise of an Option shall be made in cash, certified check, or, alternatively, as follows:

                                              (i)           by delivery to the Company of a number of shares of Common Stock which have been owned by the Optionee for at least six months prior to the date of the Option’s exercise, having a Fair Market Value, as determined under the Plan, on the date of exercise either equal to the Purchase Price or in combination with cash to equal the Purchase Price; or

                                              (ii)           by receipt of the Purchase Price in cash from a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System following delivery by the Optionee to the Committee (defined in the Plan) of instructions in a form acceptable to the Committee regarding delivery to such broker, dealer or other creditor of that number of Option Shares with respect to which the Option is exercised.

2.           Exercise Price.  The exercise price for each Option Share shall be $3.79, subject to adjustment as set forth in Section 7 below (the “Exercise Price”).

3.           Withholding.  This tax withholding section will apply only if all or a portion of the Option is not or ceases to be an “Incentive Stock Option” under Section 422 of the Internal Revenue Code when it is exercised.  Otherwise, it does not apply.  The Optionee must satisfy his federal, state and local, if any, withholding taxes imposed by reason of the exercise of the Option either by paying to the Company the full amount of the withholding obligation (i) in cash, (ii) by electing, irrevocably and in writing in substantially the form attached hereto as Exhibit 2 (a “Withholding Election”), to have the actual number of shares of Common Stock issuable upon exercise reduced by the smallest number of whole shares of Common Stock which, when multiplied by the fair market value of the Common Stock as of the date the Option is exercised, is sufficient to satisfy the amount of withholding tax; or (iii) by any combination of the above.  Optionee may make a Withholding Election only if the following conditions are met:

                              (a)           the Withholding Election is made by executing and delivering to the Company a properly completed Notice of Withholding Election in substantially the form of Exhibit 2 attached hereto;

                              (b)           the Withholding Election is delivered to the Company sufficiently in advance of the date on which the amount of tax required to be withheld is determined (the “Tax Date”) as the Committee under the Plan (the “Committee”) determines is necessary or appropriate to satisfy the conditions of the exemptions provided under Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (the “1934 Act”);

                              (c)           any Withholding Election is irrevocably given in a manner that satisfies the requirements of the exemption provided under Rule 16b-3 promulgated under the 1934 Act; and

                              (d)           if the Optionee is considered by the Committee not to be subject to Section 16 of the 1934 Act, the Withholding Election is made no later than the Tax Date.

Notwithstanding anything to the contrary herein, the Committee may in its sole discretion disapprove and give no effect to any Withholding Election.

4.           Term and Termination of Option.  The Option shall terminate on the earliest of (i) the last day of the Option Period, (ii) as of the time of the Optionee’s Termination of Employment by Optionee without the Company’s written consent, unless such Termination of Employment is due to the death or Disability or retirement (i.e., voluntary resignation) upon or after reaching age 65, (iii) one year following the date of the Optionee’s Termination of Employment by Optionee with the Company’s written consent or due to retirement (i.e., voluntary resignation) upon or after reaching age 65, (iv) one year following the date of the Optionee’s Termination of Employment by the Company or a Subsidiary, unless such Termination of Employment is due to Cause, (v) one year following the date of the Optionee’s Termination of Employment with the Company or a Subsidiary due to the Optionee’s death or Disability, (vi) as of the time of the Optionee’s Termination of Employment by the Company or a Subsidiary for Cause, or (vii) as of the time any provision of Section 9 hereof applies.  Upon the expiration of the Option Period, this Option and all unexercised rights granted to Optionee hereunder shall terminate, and thereafter be null and void.

5.           Rights as Shareholder.  Until the stock certificates reflecting the Option Shares accruing to the Optionee upon exercise of the Option are issued to the Optionee, the Optionee shall have no rights as a shareholder with respect to such Option Shares.  The Company shall make no adjustment for any dividends or distributions or other rights on or with respect to Option Shares for which the record date is prior to the issuance of that stock certificate, except as the Plan or this Award otherwise provides.

6.           Restriction on Transfer of Option.  The Option evidenced hereby is nontransferable other than by will or the laws of descent and distribution, and, shall be exercisable during the lifetime of the Optionee only by the Optionee (or in the event of his Disability, by his legal representative) and after his death, only by the legal representative of the Optionee’s estate.

7.           Changes in Capitalization; Merger; Reorganization.

                              (a)             The number of Option Shares and the Exercise Price shall be proportionately adjusted for nonreciprocal transactions between the Company and the holders of capital stock of the Company that causes the per share value of the shares of Common Stock underlying the Option to change, such as a stock dividend, stock split, spinoff, rights offering, or recapitalization through a large, nonrecurring cash dividend (each, an “Equity Restructuring”).

                              (b)             In the event of a merger, consolidation, extraordinary dividend, sale of substantially all of the Company’s assets or other material change in the capital structure of the Company, or a tender offer for shares of Common Stock, or a Change in Control, that in each case is not an “Equity Restructuring,” the Committee shall take such action to make such adjustments in the Option or the terms of this Award as the Committee, in its sole discretion, determines in good faith is necessary or appropriate, including, without limitation, adjusting the number and class of securities subject to the Option, with a corresponding adjustment in the Exercise Price, substituting a new option to replace the Option, accelerating the termination of the Option Period or terminating the Option in consideration of a cash payment to the Optionee in an amount equal to the excess of the then Fair Market Value of the Option Shares over the aggregate Exercise Price of the Option Shares. Any determination made by the Committee pursuant to this Section 7(b) will be final and binding on the Optionee.  Any action taken by the Committee need not treat all Optionees equally.

                              (c)   The existence of the Plan and this Award shall not affect in any way the right or power of the Company to make or authorize any adjustment, reclassification, reorganization or other change in its capital or business structure, any merger or consolidation of the Company, any issue of debt or equity securities having preferences or priorities as to the Common Stock or the rights thereof, the dissolution or liquidation of the Company, any sale or transfer of all or any part of its business or assets, or any other corporate act or proceeding.

8.           Special Limitation on Exercise.  Any exercise of the Option is subject to the condition that if at any time the Committee, in its discretion, shall determine that the listing, registration or qualification of the shares covered by the Option upon any securities exchange or under any state or federal law is necessary or desirable as a condition of or in connection with the delivery of shares thereunder, the delivery of any or all shares pursuant to the Option may be withheld unless and until such listing, registration or qualification shall have been effected.  The Optionee shall deliver to the Company, prior to the exercise of the Option, such information, representations and warranties as the Company may reasonably request in order for the Company to be able to satisfy itself that the Option Shares being acquired are in accordance with the terms of an applicable exemption from the securities registration requirements of applicable federal and state securities laws.

9.           Termination of Option.  In the event the Optionee breaches any provision of an agreement with the Company or a Subsidiary, which provision relates to a requirement that the Optionee not disclose confidential information or trade secrets or that the Optionee refrain from competing with the Company or a Subsidiary or soliciting its employees or customers, this Option shall be immediately terminated.  In addition, the Option shall be immediately terminated if Optionee, during the term of employment with the Company or a Subsidiary, or for a period of one year thereafter, directly or indirectly:

                              (a)           on Optionee’s own behalf or on behalf of any other person or entity, solicits, contacts, calls upon, communicates with, or attempts to communicate with any person or entity who was a customer of the Company, or a customer of any entity to whom the Company sells products or provides services, at any time within two (2) years preceding the applicable time, or any representative of any such customer, with the intent or purpose of selling or providing of any product or service competitive with any product or service sold or under development by the Company during the period of two (2) years preceding the applicable time and which is still being offered by or is still under the development by the Company;

                              (b)           employs or attempts to employ or assist anyone else in employing in any business organization of whatever form engaged, either directly or indirectly, in any business enterprise which is the same as, or substantially the same as the Business of the Company, any person who, at any time within two (2) years preceding the applicable time, was, is or shall be an employee of the Company (whether or not such employment is full-time or is pursuant to a written contract with the Company); or

                              (c)           provides services to any business organization of whatever form engaged, either directly or indirectly, in any business enterprise which is the same as, or substantially the same as, the Business of the Company.

10.         Legend on Stock Certificates.  Certificates evidencing the Option Shares, to the extent appropriate at the time, shall have noted conspicuously on the certificates a legend intended to give all persons full notice of the existence of the conditions, restrictions, rights and obligations set forth in this Award and in the Plan.

11.         Governing Laws.  This Award shall be construed, administered and enforced according to the laws of the State of Georgia; provided, however, no option may be exercised except, in the reasonable judgment of the Board of Directors, in compliance with exemptions under applicable state securities laws of the state in which the Optionee resides, and/or any other applicable securities laws.

12.         Successors.  This Award shall be binding upon and inure to the benefit of the heirs, legal representatives, successors and permitted assigns of the parties.

                13.        Notice.  Except as otherwise specified herein, all notices and other communications under this Award shall be in writing and shall be deemed to have been given if personally delivered or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed to the proposed recipient at the last known address of the recipient.  Any party may designate any other address to which notices shall be sent by giving notice of the address to the other parties in the same manner as provided herein.

14.         Severability.  In the event that any one or more of the provisions or portion thereof contained in this Award shall for any reason be held to be invalid, illegal or unenforceable in any respect, the same shall not invalidate or otherwise affect any other provisions of this Award, and this Award shall be construed as if the invalid, illegal or unenforceable provision or portion thereof had never been contained herein.

15.         Entire Agreement.  Subject to the terms and conditions of the Plan, this Award expresses the entire understanding and agreement of the parties.  This Award may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same instrument.

16.         Violation.  Any transfer, pledge, sale, assignment, or hypothecation of the Option or any portion thereof shall be a violation of the terms of this Award and shall be void and without effect.

17.         Headings and Capitalized Terms.  Paragraph headings used herein are for convenience of reference only and shall not be considered in construing this Award.  Capitalized terms used, but not defined, in this Award shall be given the meaning ascribed to them in the Plan.

18.         Specific Performance.  In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Award, the party or parties who are thereby aggrieved shall have the right to specific performance and injunction in addition to any and all other rights and remedies at law or in equity, and all such rights and remedies shall be cumulative.

19.         Right to Continued Employment.  Neither the establishment of the Plan nor the award of Option Shares hereunder shall be construed as giving the Optionee the right to continued employment.

20.         Definitions:

              “Business of the Company” means any business that involves the manufacture, production, sale, marketing, promotion, exploitation, development and distribution of wound closure medical devices (including but not limited to sutures, cassettes, and glues), cardiac pacing cables, brachytherapy needles, brachytherapy seed spacers, brachytherapy sleeves, palladium-103, temporary or permanently implantable devices for use in the treatment of cancer, restenosis or macular degeneration, the manufacture, sale, and distribution of vascular access devices, or other medical products manufactured or sold by the Company or any of its Affiliates, but only to the extent that such devices and products are the same as or similar to a product manufactured, produced, sold, marketed, promoted, exploited, developed or distributed by the Company or any of its Affiliates at any time during the period of the Recipient’s employment with the Company or an Affiliate, or is in an active state of development by the Company or any of its Affiliates as evidenced by establishment of a design history file at any time during the period of the Recipient’s employment by the Company or an Affiliate.

              “Cause” shall have the meaning set forth in the employment agreement then in effect between the Recipient and the Company or, if there is none, then Cause shall mean the occurrence of any of the following events: (i) willful and continued failure (other than such failure resulting from his incapacity during physical or mental illness) by the Recipient to substantially perform his duties with the Company or an Affiliate; (ii) conduct by the Recipient that amounts to willful misconduct or gross negligence; (iii) any act by the Recipient of fraud, misappropriation, dishonesty, embezzlement or similar conduct against the Company or an Affiliate; (iv) commission by the Recipient of a felony or any other crime involving dishonesty; or (v) illegal use by the Recipient of alcohol or drugs.

“Change in Control” means any one of the following events which occurs following the Grant Date:

(a)           the acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of voting securities of the corporation where such acquisition causes such person to own thirty-five percent (35%) or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that for purposes of this Subsection (1), the following acquisitions shall not be deemed to result in a Change in Control:  (i) any acquisition directly from the Company, (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a transaction that complies with clauses (i), (ii) and (iii) of Subsection (3) below; and provided, further, that if any Person’s beneficial ownership of the Outstanding Company Voting Securities reaches or exceeds thirty-five percent (35%) as a result of a transaction described in clause (i) or (ii) above, and such Person subsequently acquires beneficial ownership of additional voting securities of the Company, such subsequent acquisition shall be treated as an acquisition that causes such Person to own thirty-five percent (35%) or more of the Outstanding Company Voting Securities; or

(b)           individuals who as of the date hereof, constitute the Board of Directors (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least two-thirds of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors; or

(c)           the approval by the shareholders of the Company of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (“Business Combination”) or, if consummation of such Business Combination is subject, at the time of such approval by shareholders, to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation); excluding, however, such a Business Combination pursuant to which (i) all or substantially all of the individuals and entities who were the beneficial owners of the Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than sixty percent (60%) of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Voting Securities, (ii) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, thirty-five percent (35%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)           approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, no Change in Control shall be deemed to have occurred for purposes of this Agreement by reason of any actions or events in which the Recipient participates in a capacity other than in his capacity as an employee of the Company or an Affiliate.

EXHIBIT 1

NOTICE OF EXERCISE OF
STOCK OPTION TO PURCHASE
COMMON STOCK OF
THERAGENICS CORPORATION

Date: _______________________

Theragenics Corporation
Attn:  Chief Financial Officer
5302 Bristol Industrial Way
Buford, Georgia 30518

Re:  Exercise of Incentive Stock Option

Gentlemen:

Subject to acceptance hereof in writing by Theragenics Corporation (the “Company”) pursuant to the provisions of the Theragenics Corporation 2006 Stock Incentive Plan, I hereby give prior notice of my election to exercise options granted to me to purchase ________ shares of the common stock of the Company (the “Common Stock”) under the Incentive Stock Option Award (the “Award”) pursuant to the Theragenics Corporation 2006 Stock Incentive Plan dated as of February 19, 2008.  The purchase shall take place as of ______________ (the “Exercise Date”).

On or before the Exercise Date, I will pay the applicable purchase price as follows:

[ ]	by delivery of cash or a certified check for $____________ for the full purchase price payable to the order of Theragenics Corporation.

[ ]
by delivery of a certified check for $ ____________  payable to the order of Theragenics Corporation representing a portion of the purchase price with the balance to consist of shares of Common Stock that I have owned for at least six months and that are represented by a stock certificate I will surrender to the Company with my endorsement.  If the number of shares of Common Stock represented by such stock certificate exceed the number to be applied against the purchase price, I understand that a new stock certificate will be issued to me reflecting the excess number of shares.

[ ]
by delivery of a stock certificate representing shares of Common Stock that I have owned for at least six months which I will surrender to the Company with my endorsement as payment of the purchase price.  If the number of shares of Common Stock represented by such certificate exceed the number to be applied against the purchase price, I understand that a new certificate will be issued to me reflecting the excess number of shares.

[ ]
by delivery of the purchase price by  ________________ , a broker, dealer or other “creditor” as defined by Regulation T issued by the Board of Governors of the Federal Reserve System.  I hereby authorize the Company to issue a stock certificate in number of shares indicated above in the name of said broker, dealer or other creditor or its nominee pursuant to instructions received by the Company and to deliver said stock certificate directly to that broker, dealer or other creditor (or to such other party specified in the instructions received by the Company from the broker, dealer or other creditor) upon receipt of the purchase price.

The required federal, state and local income tax withholding obligations, if any, on the exercise of the Award shall also be paid in cash or by certified check on or before the Exercise Date, or will be satisfied in the manner provided in the Withholding Election previously tendered or (if I am no longer a Section 16(b) reporting person) to be tendered to the Company no later than the indicated date of purchase.

As soon as the stock certificate is registered in my name, please deliver it to me at the above address.

Exhibit 1 – Page  1 of 3

If the Common Stock being acquired is not registered for issuance to and resale by the Optionee pursuant to an effective registration statement on Form S-8 (or successor form) filed under the Securities Act of 1933, as amended (the “1933 Act”), I hereby represent, warrant, covenant, and agree with the Company as follows:

The shares of the Common Stock being acquired by me will be acquired for my own account without the participation of any other person, with the intent of holding the Common Stock for investment and without the intent of participating, directly or indirectly, in a distribution of the Common Stock and not with a view to, or for resale in connection with, any distribution of the Common Stock, nor am I aware of the existence of any distribution of the Common Stock;

I am not acquiring the Common Stock based upon any representation, oral or written, by any person with respect to the future value of, or income from, the Common Stock but rather upon an independent examination and judgment as to the prospects of the Company;

The Common Stock was not offered to me by means of publicly disseminated advertisements or sales literature, nor am I aware of any offers made to other persons by such means;

I am able to bear the economic risks of the investment in the Common Stock, including the risk of a complete loss of my investment therein;

I understand and agree that the Common Stock will be issued and sold to me without registration under any state law relating to the registration of securities for sale, and will be issued and sold in reliance on the exemptions from registration under the 1933 Act, provided by Sections 3(b) and/or 4(2) thereof and the rules and regulations promulgated thereunder;

The Common Stock cannot be offered for sale, sold or transferred by me other than pursuant to: (A) an effective registration under the 1933 Act or in a transaction otherwise in compliance with the 1933 Act; and (B) evidence satisfactory to the Company of compliance with the applicable securities laws of other jurisdictions.  The Company shall be entitled to rely upon an opinion of counsel satisfactory to it with respect to compliance with the above laws;

The Company will be under no obligation to register the Common Stock or to comply with any exemption available for sale of the Common Stock without registration or filing, and the information or conditions necessary to permit routine sales of securities of the Company under Rule 144 under the 1933 Act are not now available and no assurance has been given that it or they will become available.  The Company is under no obligation to act in any manner so as to make Rule 144 available with respect to the Common Stock;

I have and have had complete access to and the opportunity to review and make copies of all material documents related to the business of the Company, including, but not limited to, contracts, financial statements, tax returns, leases, deeds and other books and records.  I have examined such of these documents as I wished and am familiar with the business and affairs of the Company.  I realize that the purchase of the Common Stock is a speculative investment and that any possible profit therefrom is uncertain;

I have had the opportunity to ask questions of and receive answers from the Company and any person acting on its behalf and to obtain all material information reasonably available with respect to the Company and its affairs.  I have received all information and data with respect to the Company which I have requested and which I have deemed relevant in connection with the evaluation of the merits and risks of my investment in the Company;

Exhibit 1 – Page  2 of 3

I have such knowledge and experience in financial and business matters that I am capable of evaluating the merits and risks of the purchase of the Common Stock hereunder and I am able to bear the economic risk of such purchase; and

The agreements, representations, warranties and covenants made by me herein extend to and apply to all of the Common Stock of the Company issued to me pursuant to this Award.  Acceptance by me of the certificate representing such Common Stock shall constitute a confirmation by me that all such agreements, representations, warranties and covenants made herein shall be true and correct at that time.

I understand that the certificates representing the shares being purchased by me in accordance with this notice shall bear a legend referring to the foregoing covenants, representations and warranties and restrictions on transfer, and I agree that a legend to that effect may be placed on any certificate which may be issued to me as a substitute for the certificates being acquired by me in accordance with this notice.

Very truly yours,

NAME

AGREED TO AND ACCEPTED:

THERAGENICS CORPORATION

By:

Title:

Number of Shares
Exercised:

Number of Shares
Remaining:	Date:

Exhibit 1 – Page  3 of 3

EXHIBIT 2

NOTICE OF WITHHOLDING ELECTION
THERAGENICS CORPORATION
2006 STOCK INCENTIVE PLAN

TO:	Stock Plan Administrator

FROM:	NAME

RE:	Withholding Election

Tax withholding only applies if all or any portion of your Option is not, or ceases to be, an incentive stock option entitled to special tax benefits under the federal tax law.  You should file this form only if you wish to have the required tax withholding satisfied by reducing the number of shares you will receive upon issuance of your stock option.  If you tender cash to the company to satisfy the required tax withholding, do not file this form.

The election relates to the Option identified in Paragraph 3 below. I hereby certify that:

(1)	My correct name and social security number and my current address are set forth at the end of this document.

(2)	I am (check one, whichever is applicable).

[ ]	the original recipient of the Option.

[ ]	the legal representative of the estate of the original recipient of the Option.

[ ]	a legatee of the original recipient of the Option.

[ ]	the legal guardian of the original recipient of the Option.

(3)
The Option pursuant to which this election relates was issued under the Theragenics Corporation 2006 Stock Incentive Plan (the “Plan”) in the name of NAME for the purchase of a total of _____________ shares of the common stock of the Company.  This election relates to __________________ shares of  the common stock of the Company issuable upon exercise of the Option (the “Common Stock”), provided that the numbers set forth above shall be deemed changed as appropriate to reflect the applicable Plan provisions.

(4)
In connection with any exercise of the Option with respect to the Common Stock, I hereby elect to have certain of the shares issuable pursuant to the exercise withheld by the Company for the purpose of having the value of the shares applied to pay federal, state and local, if any, taxes arising from the exercise.

(5)
The shares to be withheld shall have, as of the Tax Date applicable to the exercise, a fair market value equal to the minimum statutory tax withholding requirement under federal, state and local law in connection with the exercise.

(6)	This Withholding Election is made no later than the Tax Date and is otherwise timely made pursuant to the plan.

Exhibit 2 – Page 1 of 2

(7)
I understand that this Withholding Election may not be revised, amended or revoked by me (except in a manner that satisfies the requirements of the exemption provided under rule 16b-3 promulgated under the Securities and Exchange Act of 1934).

(8)	I further understand that the Company shall withhold from the Common Stock a whole number of shares of Common Stock having the value specified in Paragraph 4 above.

(9)
The plan has been made available to me by the Company, I have read and understand the Plan and I have no reason to believe that any of the conditions therein to the making of this Withholding Election have not been met.  Capitalized terms used in this Notice of Withholding Election without definition shall have the meanings given to them in the Plan.

Dated:
Signature

NAME
Name (Printed)

Street Address

City, State, Zip Code

Exhibit 2 – Page  2 of 2